EXHIBIT 4.6

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                                                         [EXECUTION COUNTERPART]


                                SECOND AMENDMENT
                               OF CREDIT AGREEMENT


         This SECOND AMENDMENT OF CREDIT AGREEMENT (this "Agreement" or this "Second Amendment"), dated as of January 15, 1997, is entered into by and among GWALTNEY OF SMITHFIELD, LTD., a Delaware corporation (for itself and as successor by merger to Esskay, Inc) ("Gwaltney"), THE SMITHFIELD PACKING COMPANY, INCORPORATED, a Virginia corporation ("Packing"), PATRICK CUDAHY INCORPORATED, a Delaware corporation ("Cudahy"), BROWN'S OF CAROLINA, INC., a North Carolina corporation ("Brown's"), JOHN MORRELL & CO., a Delaware Corporation ("Morrell"), LYKES MEAT GROUP, INC., a Delaware corporation ("Lykes") and SUNNYLAND, INC., a Georgia corporation ("Sunnyland"; Gwaltney, Packing, Cudahy, Brown's, Morrell, Lykes and Sunnyland being individually referred to as a "Borrower" and collectively referred to as the "Borrowers"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (individually, "Rabobank"), as Agent for the Banks (the "Agent"), and each financial institution a party hereto (being individually referred to as a "Bank" and collectively referred to as the "Banks").


                             PRELIMINARY STATEMENTS

         (1) The Borrowers (other than Lykes and Sunnyland), the Agent and the Banks (other than AgriBank FCB ("AgriBank") and FBS Ag Credit, Inc. ("FBS")) have entered into a Fourth Amended, Restated and Continued Credit Agreement, dated as of April 30, 1996, as amended by the First Amendment, dated as of July 29, 1996 (as amended, the "Credit Agreement"). Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

         (2) The parties hereto desire to amend the Credit Agreement to (i) add Lykes and Sunnyland as Borrowers, (ii) add AgriBank and FBS as Banks, (iii) remove Farm Credit Services of the Midlands, PCA ("Farm Credit") as a Bank and
(iv) increase the Facility A Commitment and the Facility B Commitment.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

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                                   ARTICLE I

                          AMENDMENT OF CREDIT AGREEMENT

         SECTION 1.01.  Amendment of Credit Agreement.

         (a) The Credit Agreement shall be, effective as of the date hereof, amended as follows:

                    (i) The opening recital of the Credit Agreement is hereby amended by deleting the parenthetical phrase after the words "JOHN MORRELL & CO., a Delaware corporation" and substituting therefor the following:

                    ("Morrell"), LYKES MEAT GROUP, INC., a Delaware corporation ("Lykes") and SUNNYLAND, INC., a Georgia corporation ("Sunnyland"; Gwaltney, Packing, Cudahy, Brown's, Morrell, Lykes and Sunnyland being individually referred to as a "Borrower" and collectively referred to as the "Borrowers"),

                    (ii) Section 1.01(a) of the Credit Agreement is hereby amended by replacing, in each case, the dollar amount "$205,000,000" with the dollar amount "$225,000,000".

                    (iii) Section 1.01(b) of the Credit Agreement is hereby amended by replacing, in each case, the dollar amount "$50,000,000" with the dollar amount "$75,000,000".

                    (iv) Section 1.04(a) of the Credit Agreement is hereby amended by replacing the words "and Exhibit A-6 (as to Morrell)" in the first sentence thereof, with the words", Exhibit A-6 (as to Morrell), Exhibit A-7 (as to Lykes) and Exhibit A-8 (as to Sunnyland)".

                    (v) The definitions of "Security Agreement" and "Security Agreements" in Section 3.01(c) of the Credit Agreement are hereby amended to include each of the Security Agreements to be executed by Lykes and Sunnyland pursuant to Section 3.01(iv) hereof.

                    (vi) Annex I, Schedule 5.01(e) and Schedule 6.01(d) to the Credit Agreement are hereby deleted in their entirety and Annex I,
         Schedule 5.01(e) and Schedule 6.01(d) in the forms attached hereto are substituted therefor.

                    (vii) The Exhibits to the Credit Agreement are hereby amended by renumbering Exhibit B as Exhibit B-1 and adding new Exhibits A-7, A-8 and B-2 in the forms attached hereto.


                                   ARTICLE II
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                         ADDITION AND REMOVAL OF PARTIES

         SECTION 2.01. Agreements of New Parties. Each of Lykes and Sunnyland hereby agrees to be bound by the terms and conditions of the Credit Agreement as Borrowers thereunder with the same force and effect as if each such party had been an original party thereto. Each of Lykes and Sunnyland, as Borrowers under the Credit Agreement, hereby makes the representations, warranties and covenants set forth in Articles IV and V of the Credit Agreement to the Banks, including AgriBank and FBS, with the same force and effect as if each of Lykes and Sunnyland had been an original party to the Credit Agreement. Each of AgriBank and FBS hereby agrees to be bound by the terms and conditions of the Credit Agreement as a Bank thereunder with the same force and effect as if each had been an original party thereto.

         SECTION 2.02. Removal of Farm Credit. Each of the parties hereto hereby agrees that from and after the effective date of this Amendment the rights and obligations of Farm Credit under the Credit Agreement shall be terminated. On the effective date of this Amendment the Banks, including AgriBank and FBS, shall pay to Farm Credit an amount, in immediately available funds, equal to the outstanding amount of Farm Credit's Commitment on such date, together with accrued but unpaid interest thereon and fees, if any, related thereto.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

         SECTION 3.01. Conditions of Effectiveness. This Second Amendment shall become effective on the date when, and only when, (a) the Agent shall have received counterparts of this Second Amendment duly executed by each of the parties hereto, (b) all outstanding fees and expenses of counsel to the Agent and the Lenders shall have been paid in full, (c) the representations and warranties contained herein shall be true on and as of the date of the effectiveness of this Second Amendment (the "Effective Date"), there shall exist on the Effective Date no Event of Default or Default and there shall exist no material adverse change in the financial condition, business, operation or prospects of the Guarantor or its Subsidiaries since October 27, 1996, and each of the Borrowers is in compliance with its Borrowing Base requirements; and (d) the Agent shall have received all of the following documents, each (unless otherwise indicated) being dated the date hereof, in form and substance satisfactory to the Agent and the Banks:

                    (i) Cancelled Facility A Notes and Facility B Notes issued under the Credit Agreement on April 30, 1996;

                    (ii) Duly executed Facility A Notes and Facility B Notes issued under the Credit Agreement, as amended hereby, by each of the Borrowers;

                    (iii) A guaranty, duly executed by Lykes, in substantially the form of Exhibit B-2 attached hereto;


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                    (iv) A Security Agreement dated as of the date hereof duly executed by each of Lykes and Sunnyland, in substantially the form of Exhibit J-2 to the Credit Agreement, in favor of the Agent on behalf of the Banks (the "New Borrower Security Agreements"), together with:

                             (a) Acknowledgment copies of proper Financing
                    Statements (Form UCC-1 or equivalent forms) duly filed under the Uniform Commercial Code of all jurisdictions as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests created by the New Borrower Security Agreements,

                             (b) Certified copies of Requests for Information or
                    Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (a) above and all other effective financing statements which name each such Borrower (under its present name and any previous name) as debtor and which are filed in the jurisdictions referred to in said paragraph (a), together with copies of such other financing statements (none of which shall cover the collateral purported to be covered by the New Borrower Security Agreements),

                             (c) Evidence of the insurance required by the terms
                    of the New Borrower Security Agreements,

                             (d) Evidence that all other actions necessary or,
                    in the opinion of the Agent, desirable to perfect and protect the security interests created by the New Borrower Security Agreements have been taken;

                    (v) Copies of all documents evidencing all requisite corporate action of each Borrower (including any and all resolutions of the Board of Directors of each Borrower) authorizing the execution, delivery and performance of this Second Amendment and the matters contemplated hereby, certified by the Secretary or Assistant Secretary of each Borrower;

                    (vi) A certificate of the Secretary or an Assistant Secretary of each of Lykes and Sunnyland certifying the names and true signatures of the officers of such Borrower authorized to sign each Loan Document to which it is a party and the other documents to be delivered by it hereunder;

                    (vii) A favorable opinion of McGuire, Woods, Battle & Boothe LLP, special counsel for the Borrowers, in form and substance satisfactory to the Agent and the Banks and with respect to, without limitation, the enforceability of this Second Amendment and the Notes and the Security Agreements being delivered herewith and the perfection of the security interests of the Agent, on behalf of the Banks, granted in such Security Agreements upon the filing in specified jurisdictions of the forms UCC-1 or equivalent forms prepared in connection herewith,


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                    (viii) An Officer's Certificate of each Borrower, dated the
         Effective Date, to the effect that the representations and warranties contained herein shall be true on and as of the Effective Date; there shall exist on the Effective Date, no Event of Default or Default; there shall exist no material adverse change in the financial condition, business, operation or prospects of such Borrower since November 4, 1996, with respect to Lykes and Sunnyland and October 27, 1996 with respect to Borrowers other than Lykes and Sunnyland; and the Borrowers are in compliance with the Borrowing Base requirements; and

                    (ix) Such other documents, instruments, approvals (and, if required by the Agent, certified duplicates of executed copies thereof) or opinions as the Agent or any Lender may reasonably request.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. Representations and Warranties of the Borrowers. (a) Each of the Borrowers (other than Lykes and Sunnyland) hereby repeats and confirms each of the representations and warranties made by it in the Credit Agreement, as amended hereby, as though made on and as of the date hereof, with each reference therein to "this Agreement", "hereof", "hereunder", "thereof", "thereunder" and words of like import being deemed to be a reference to the Credit Agreement and the Loan Documents, in each case, as amended hereby.

         (b) Each of the Borrowers (including Lykes and Sunnyland) further represents and warrants as follows:

                    (i) The execution, delivery and performance by such Borrower of this Second Amendment and the Notes executed in connection herewith are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (A) such Borrower's charter or by-laws, (B) any law or (C) any legal or contractual restriction binding on or affecting such Borrower; and such execution, delivery and performance do not or will not result in or require the creation of any Lien upon or with respect to any of its properties (other than Liens contemplated by this Second Amendment).

                    (ii) No governmental approval is required for the due execution, delivery and performance by such Borrower of this Second Amendment.

                    (iii) This Second Amendment and the Notes in connection herewith each constitutes the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms.

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                                    ARTICLE V

                       CONFIRMATION OF SECURITY AGREEMENTS

         SECTION 5.01. Confirmation of Security Agreements. Each Borrower (other than Lykes and Sunnyland) as a Grantor under its Security Agreement, hereby consents and agrees to this Second Amendment. Each such Borrower hereby confirms and agrees that its Security Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except each reference in each such Borrower's Security Agreement to "the Credit Agreement", "thereunder", "thereof" or words of like import shall mean and be a reference to Credit Agreement, as amended by this Second Amendment. Each such Borrower agrees that no consent or acknowledgment by such Borrower is or shall be required with respect to any other amendment or modification of the Credit Agreement or any other Loan Document in order to ensure the continued effectiveness and enforceability of its Security Agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01. Reference to and Effect on the Loan Documents. (a) Upon the effectiveness of this Second Amendment, on and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended hereby.

         (b) Except as specifically amended above, the Credit Agreement and the Notes and all other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, each Security Agreement and all of the Collateral described therein do and shall continue to secure the payment of all obligations of the Borrowers under the Credit Agreement, the Notes and the other Loan Documents, in each case as amended hereby.

         (c) The execution, delivery and effectiveness of this Second Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

         SECTION 6.02. Costs and Expenses/Fees. The Borrowers jointly and severally agree to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, execution and delivery of this Second Amendment and the other documents to be delivered hereunder and thereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent and the Lenders as to their rights and responsibilities under this Second Amendment. The Borrowers


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jointly and severally further agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses of counsel), incurred by the Agent and the Banks in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Second Amendment, the Credit Agreement as amended hereby and the other documents to be delivered hereunder and thereunder, including, without limitation, counsel fees and expenses in connection with the enforcement of rights under this Section 6.02.

         SECTION 6.03. Execution in Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

         SECTION 6.04. Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its conflicts of laws principles).


                          [Signatures on the next page]

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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                              GWALTNEY OF SMITHFIELD, LTD.


                                              Aaron D. Trub
                                              Secretary

                                              THE SMITHFIELD PACKING
                                                 COMPANY, INCORPORATED


                                              Aaron D. Trub
                                              Secretary

                                              PATRICK CUDAHY INCORPORATED


                                              Aaron D. Trub
                                              Secretary

                                              BROWN'S OF CAROLINA, INC.


                                              Aaron D. Trub
                                              Secretary

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                                              JOHN MORRELL & CO.


                                              Aaron D. Trub
                                              Secretary

                                              LYKES MEAT GROUP, INC.


                                              Aaron D. Trub
                                              Vice President

                                              SUNNYLAND, INC.


                                              Aaron D. Trub
                                              Vice President


                                              COOPERATIEVE CENTRALE
                                                RAIFFEISEN-BOERENLEENBANK,
                                                B.A., "RABOBANK NEDERLAND",
                                                NEW YORK BRANCH,
                                                individually and as Agent


                                              Joanna Solowski
                                              Authorized Officer


                                              [signature not legible]
                                              Authorized Officer


                                              NATIONSBANK, N.A.


                                              Michael R. Heredia
                                              Vice President


                                              DG BANK, DEUTSCHE
                                              GENOSSENSCHAFTSBANK,

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                                              CAYMAN ISLANDS BRANCH

                                              J. W. Somers
                                              S.V.P. and Manager


                                              William J. Bartlett
                                              A.V.P.


                                              THE SUMITOMO BANK, LIMITED,
                                              NEW YORK BRANCH

                                              [signature not readable]
                                              Joint General Manager


                                              SUNTRUST BANK, ATLANTA


                                              Robert V. Hoyatt
                                              A.V.P.


                                              Gregory L. Cannon
                                              Vice President


                                              CAISSE NATIONALE DE CREDIT
                                               AGRICOLE


                                              W. Leroy Startz
                                              First Vice President

                                              BOATMEN'S NATIONAL BANK


                                              Ellen Isch
                                              Vice President

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                                              FARM CREDIT SERVICES OF THE
                                              MIDLANDS, PCA


                                              James R. Knuth
                                              Vice President


                                              FBS AG CREDIT, INC.


                                              Kenneth L. Warlich
                                              Vice President


                                              AGRIBANK FCB


                                              Alfred S. Compton
                                              Senior Lending Officer

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                            CONFIRMATION OF GUARANTY


         The undersigned as Guarantor under its Fourth Amended, Restated and Continued Guaranty dated as of April 30, 1996, as amended by Amendment No.1 to Guaranty, dated as of July 26, 1996 and Amendment No. 2 to Guaranty, dated as of July 29, 1996 (the "Guaranty") hereby consents and agrees to the foregoing Second Amendment of Credit Agreement, dated as of January 15, 1997. The undersigned hereby confirms and agrees that (i) the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects; (ii) all representations and warranties made by the undersigned in the Guaranty are hereby ratified and confirmed as if made on the date hereof;
(iii) on the date hereof no Default or Event of Default (as each term is defined in the Guaranty), or event which with the passing of time or giving of notice would become a Default or Event of Default, has occurred or is continuing; and
(iv) upon the effectiveness of such Second Amendment, each reference in the undersigned's Guaranty to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by such Second Amendment. The undersigned agrees that no consent or acknowledgment by the undersigned is or shall be required with respect to any other amendment or modification of the Credit Agreement or any other Loan Document in order to ensure the continued effectiveness and enforceability of its Guaranty.

                                          SMITHFIELD FOODS, INC.


                                          Name:  Aaron D. Trub
                                          Title: Vice President, Secretary
                                                 and Treasurer